Exhibit 99.1

Gores Holdings VIII, Inc. Announces Special Meeting of Stockholders to Obtain Stockholder Approval to Liquidate in 2022

BOULDER, CO, December 15, 2022—Gores Holdings VIII, Inc. (the “Company”) (Nasdaq: GIIXU, GIIX and GIIXW) today announced that it filed a definitive proxy statement relating to a special meeting of stockholders to approve (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) and (ii) an amendment to the Investment Management Trust Agreement, dated March 1, 2021, by and between the Company and Computershare Trust Company, N.A., as trustee (such proposals together, the “Proposals”), which together would, if implemented, allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and units comprised of one share of Class A Common Stock and one-eighth of one warrant (the “Units” and together with the Class A Common Stock, the “Public Shares”), prior to December 31, 2022 by accelerating the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from March 1, 2023 to the later of December 29, 2022 or the date of effectiveness of the Charter Amendment (the “Amended Termination Date”).

If the Proposals are approved, the Company will redeem all Public Shares as promptly as reasonably possible after the Amended Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or around December 30, 2022 if stockholders approve the Proposals. Additionally, the last day of trading of the Public Shares will be December 29, 2022 if stockholders approve the Proposals.

In addition, if the Proposals are not approved, the Company will instruct Computershare, Inc., as trustee, to liquidate the U.S. government securities or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until liquidation. As a result, following such liquidation, the Company will likely receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public stockholders would receive upon any redemption or liquidation of the Company.

The virtual special meeting will be held on Thursday, December 29, 2022 at 9:00 a.m. Eastern Time, and the record date for the meeting was the close of business (Eastern Time) on December 13, 2022. Stockholders of record as of the record date will be able to listen to the meeting live and vote during the meeting by visiting www.meetnow.global/M79VJMH. Stockholders will need the 16-digit control number that is printed in the box marked by the arrow on the stockholder’s proxy card for the meeting to enter the virtual special meeting website.

For more information, please see the definitive proxy statement filed with the SEC on December 15, 2022.

About Gores Holdings VIII, Inc.

Gores Holdings VIII, Inc. is a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, founded by Alec Gores. Gores Holdings VIII, Inc. completed its initial public offering in March 2021, raising approximately $345 million in cash proceeds for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About The Gores Group LLC

Founded in 1987, The Gores Group is a global investment firm focused on partnering with differentiated businesses that can benefit from the firm’s extensive industry knowledge and decades long experience. To date, affiliates of The Gores Group have closed nine business combinations representing approximately $58 billion in transaction value, which include: Hostess (Gores Holdings, Inc.); Verra Mobility (Gores Holdings II, Inc.); PAE (Gores Holdings III, Inc.); Luminar (Gores Metropoulos, Inc.); United Wholesale Mortgage (Gores Holdings IV, Inc.); Ardagh Metal Packaging (Gores Holdings V, Inc.); Matterport (Gores Holdings VI, Inc.); Sonder (Gores Metropoulos II, Inc.); and Polestar (Gores Guggenheim). For more information, please visit www.gores.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent reports filed with the Commission, from time to time. Copies of such filings are available on the Commission’s website, www.sec.gov. The Company, Gores Sponsor VIII, LLC and their affiliates undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information

The Company has filed a definitive proxy statement with the SEC in connection with its solicitation of proxies for its special meeting of stockholders. The Company will furnish to stockholders the definitive proxy statement, together with a proxy card. Investors and stockholders of the Company are urged to read the definitive proxy statement (including any amendments or supplements thereto), and any other documents the Company files with the SEC carefully in their entirety when they become available as they will contain important information. Investors and stockholders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov, or by directing a request to Gores Holdings VIII, Inc., 6260 Lookout Rd., Boulder, CO 80301, attention: Jennifer Kwon Chou.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed transaction. Information regarding the directors and executive officers of the Company is available in its definitive proxy statement, which was filed with the SEC on December 15, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials. Free copies of these documents may be obtained as described in the preceding paragraph.

Contacts

Jennifer Kwon Chou

Managing Director

The Gores Group

310-209-3010

jchou@gores.com

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